    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 10, 1999


                                                      REGISTRATION NO. 333-83533
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            ENRON OIL & GAS COMPANY
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                           47-0684736
           (State or other jurisdiction                              (I.R.S. Employer
         of incorporation or organization)                          Identification No.)

                    1400 SMITH STREET, HOUSTON, TEXAS 77002
                          TELEPHONE NO. (713) 853-6161
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                           BARRY HUNSAKER, JR., ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            ENRON OIL & GAS COMPANY
                               1400 SMITH STREET
                              HOUSTON, TEXAS 77002
                           TELEPHONE: (713) 853-5788
                           FACSIMILE: (713) 646-2750
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                   Copies to:

              ARTHUR H. ROGERS, ESQ.                               GARY W. ORLOFF, ESQ.
            FULBRIGHT & JAWORSKI L.L.P.                        BRACEWELL & PATTERSON, L.L.P.
         1301 MCKINNEY STREET, SUITE 5100                 SOUTH TOWER PENNZOIL PLACE, SUITE 2900
               HOUSTON, TEXAS 77010                                711 LOUISIANA STREET
             TELEPHONE: (713) 651-5421                             HOUSTON, TEXAS 77002
             FACSIMILE: (713) 651-5246                           TELEPHONE: (713) 221-1306
                                                                 FACSIMILE: (713) 221-2166

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Amendment No. 2 to Registration Statement on Form S-3 (the "Registration Statement") of Enron Oil & Gas Company is being filed solely for the purpose of filing an Exhibit to the Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth those expenses to be incurred by Enron Oil & Gas Company ("the Company") in connection with the issuance and distribution of the securities being registered. Except for the SEC registration fee, all amounts shown are estimates.

SEC Registration Fees.......................................  $169,402
Legal Fees and Expenses.....................................   100,000
Accounting Fees and Expenses................................   120,000
Transfer Agent's Fees and Expenses..........................    10,000
Blue Sky Fees and Expenses..................................    10,000
Printing and Engraving Expenses.............................   150,000
Miscellaneous...............................................    40,598
                                                              --------
          Total.............................................  $600,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Restated Certificate of Incorporation, as amended, of the Company (the "Corporation" therein) contains the following provisions relating to indemnification of directors and officers, namely:

          "Eighth: A.1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          2. The foregoing provisions of this Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Restated Certificate of Incorporation. Any repeal or amendment of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article, a director shall not be liable to the fullest extent permitted by any amendment to the Delaware General Corporation Law enacted that further limits the liability of a director.

          B.1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph 2. hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          2. If a claim under paragraph B.1. of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          4. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          5. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer, employee and agent of the Corporation, and may nevertheless indemnify and hold harmless each employee and agent of the Corporation, as to costs, charges and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

          6. For purposes of this Article, reference to the "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued."

     The Form of Underwriting Agreement filed herewith as Exhibit 1, under certain specified circumstances, provides for indemnification by the Underwriters of the directors and officers who sign the registration statement and controlling persons of the Company.

     The Company has purchased liability insurance policies covering the directors and officers of the Company to provide protection where the Company cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

ITEM 16. EXHIBITS.

     Exhibits not incorporated herein by reference to a prior filing are designated by an asterisk (*) and are filed herewith or by a double asterisk (**) and were previously filed; all exhibits not so designated are incorporated herein by reference to the Company's Form S-1 Registration Statement, Registration No. 33-30678, filed on August 24, 1989 ("Form S-1"), or as otherwise indicated.


      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          *1             -- Form of Underwriting Agreement.
         **2             -- Share Exchange Agreement, dated as of July 19, 1999
                            between Enron Corp. and the Company.
           4.1(a)        -- Restated Certificate of Incorporation of Enron Oil & Gas
                            Company (Exhibit 3.1 to Form S-1).
           4.1(b)        -- Certificate of Amendment of Restated Certificate of
                            Incorporation of Enron Oil & Gas Company (Exhibit 4.1(b)
                            to Form S-8 Registration Statement No. 33-52201, filed
                            February 8, 1994).
           4.1(c)        -- Certificate of Amendment of Restated Certificate of
                            Incorporation of Enron Oil & Gas Company (Exhibit 4.1(c)
                            to Form S-8 Registration Statement No. 33-58103, filed
                            March 15, 1995).
           4.1(d)        -- Certificate of Amendment of Restated Certificate of
                            Incorporation of Enron Oil & Gas Company, dated June 11,
                            1996 (Exhibit 3(d) to Form S-3 Registration Statement No.
                            333-09919, filed August 9, 1996).

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
           4.1(e)        -- Certificate of Amendment of Restated Certificate of
                            Incorporation of Enron Oil & Gas Company, dated May 7,
                            1997 (Exhibit 3(e) to Form S-3 Registration Statement No.
                            333-44785, filed January 23, 1998).
           4.2           -- By-laws of Enron Oil & Gas Company dated August 23, 1989, as amended December 12, 1990, February 8, 1994, January
                            19, 1996, February 13, 1997 and May 5, 1998 (Exhibit 3.2
                            to the Company's Annual Report on Form 10-K for the year
                            ended December 31, 1998).
           4.3           -- Specimen of Certificate evidencing the Common Stock
                            (Exhibit 3.3 to Form S-1).
         **5             -- Opinion of Barry Hunsaker, Jr.
        **23(a)          -- Consent of Arthur Andersen LLP.
        **23(b)          -- Consent of DeGolyer and MacNaughton.
          23(c)          -- The consent of Barry Hunsaker, Jr., Esq. is contained in his opinion filed as Exhibit 5 hereto.
         **24            -- Powers of Attorney.


------------------

  * Filed herewith.

 ** Previously filed.


ITEM 17. UNDERTAKINGS.


     The undersigned Registrant hereby undertakes:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Enron Oil & Gas Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 10th day of August, 1999.


                                            ENRON OIL & GAS COMPANY
                                            (Registrant)

                                            By:    /s/ WALTER C. WILSON
                                              ----------------------------------
                                                      (Walter C. Wilson)
                                               Senior Vice President and Chief
                                                       Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities with Enron Oil & Gas Company indicated and on the 10th day of August, 1999.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                 FORREST E. HOGLUND*                   Chairman of the Board and Director
-----------------------------------------------------
                (Forrest E. Hoglund)

                  /s/ MARK G. PAPA                     President and Chief Executive Officer and
-----------------------------------------------------    Director (Principal Executive Officer)
                   (Mark G. Papa)

                /s/ WALTER C. WILSON                   Senior Vice President and Chief Financial
-----------------------------------------------------    Officer (Principal Financial and Accounting
                 (Walter C. Wilson)                      Officer)

                   FRED C. ACKMAN*                     Director
-----------------------------------------------------
                  (Fred C. Ackman)

                 RICHARD A. CAUSEY*                    Director
-----------------------------------------------------
                 (Richard A. Causey)

               JAMES V. DERRICK, JR.*                  Director
-----------------------------------------------------
               (James V. Derrick, Jr.)

                   JOHN H. DUNCAN*                     Director
-----------------------------------------------------
                  (John H. Duncan)

                  KEN L. HARRISON*                     Director
-----------------------------------------------------
                  (Ken L. Harrison)

                   KENNETH L. LAY*                     Director
-----------------------------------------------------
                  (Kenneth L. Lay)

                EDWARD RANDALL, III*                   Director
-----------------------------------------------------
                (Edward Randall, III)

                JEFFREY K. SKILLING*                   Director
-----------------------------------------------------
                (Jeffrey K. Skilling)

                  FRANK G. WISNER*                     Director
-----------------------------------------------------
                  (Frank G. Wisner)

             *By /s/ BERRY HUNSAKER, JR.
  ------------------------------------------------
                (Berry Hunsaker, Jr.)
      (Attorney-in-fact for persons indicated)

                               INDEX TO EXHIBITS

     Exhibits not incorporated herein by reference to a prior filing are designated by an asterisk (*) and are filed herewith or by a double asterisk (**) and were previously filed; all exhibits not so designated are incorporated herein by reference to the Company's Form S-1 Registration Statement, Registration No. 33-30678, filed on August 24, 1989 ("Form S-1"), or as otherwise indicated.


      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          *1             -- Form of Underwriting Agreement.
         **2             -- Share Exchange Agreement, dated as of July 19, 1999
                            between Enron Corp. and the Company.
           4.1(a)        -- Restated Certificate of Incorporation of Enron Oil & Gas
                            Company (Exhibit 3.1 to Form S-1).
           4.1(b)        -- Certificate of Amendment of Restated Certificate of
                            Incorporation of Enron Oil & Gas Company (Exhibit 4.1(b)
                            to Form S-8 Registration Statement No. 33-52201, filed
                            February 8, 1994).
           4.1(c)        -- Certificate of Amendment of Restated Certificate of
                            Incorporation of Enron Oil & Gas Company (Exhibit 4.1(c)
                            to Form S-8 Registration Statement No. 33-58103, filed
                            March 15, 1995).
           4.1(d)        -- Certificate of Amendment of Restated Certificate of
                            Incorporation of Enron Oil & Gas Company, dated June 11,
                            1996 (Exhibit 3(d) to Form S-3 Registration Statement No.
                            333-09919, filed August 9, 1996).
           4.1(e)        -- Certificate of Amendment of Restated Certificate of
                            Incorporation of Enron Oil & Gas Company, dated May 7,
                            1997 (Exhibit 3(e) to Form S-3 Registration Statement No.
                            333-44785, filed January 23, 1998).
           4.2           -- By-laws of Enron Oil & Gas Company dated August 23, 1989, as amended December 12, 1990, February 8, 1994, January
                            19, 1996, February 13, 1997 and May 5, 1998 (Exhibit 3.2
                            to the Company's Annual Report on Form 10-K for the year
                            ended December 31, 1998).
           4.3           -- Specimen of Certificate evidencing the Common Stock
                            (Exhibit 3.3 to Form S-1).
         **5             -- Opinion of Barry Hunsaker, Jr.
        **23(a)          -- Consent of Arthur Andersen LLP.
        **23(b)          -- Consent of DeGolyer and MacNaughton.
          23(c)          -- The consent of Barry Hunsaker, Jr., Esq. is contained in his opinion filed as Exhibit 5 hereto.
        **24             -- Powers of Attorney.


------------------

 * Filed herewith.


** Previously filed.